JOINDER AGREEMENT

This Joinder Agreement, made and effective as of June 27, 2007, is entered into by and among the undersigned individuals or entities identified as the “Purchasers” below, American Dairy, Inc., a Utah corporation (the “Company”), the entities identified as the “Group Companies” below, and Leng You-Bin and Liu Hua (the “Controlling Shareholders”).

WHEREAS, each of the Purchasers is a holder of the Company’s 7.75% Convertible Notes due October 2, 2009 (the “Convertible Notes”), which were issued and sold pursuant to that certain Subscription Agreement, dated October 2, 2006 (the “Subscription Agreement”), by and among the Company and each of the Subscribers named therein;

WHEREAS, pursuant to Section 7(m) of the Subscription Agreement, each Purchaser has a right of first refusal to participate in any subsequent offerings of securities by the Company, subject to the terms and conditions set forth therein;

WHEREAS, pursuant to an Amended and Restated Notes Purchase Agreement, dated June 1, 2007 (the “Purchase Agreement”), by and among the Company, the Group Companies, the Controlling Shareholders and Citadel Equity Fund Ltd. (“Citadel”), the Company agreed to issue up to $80,000,000 in aggregate principal amount of Guaranteed Senior Secured Convertible Notes due 2012 (the “Secured Notes”), of which Citadel has heretofore purchased $60,000,000 in aggregate principal amount;

WHEREAS, the Purchasers have duly exercised their Prior ROFR (as defined in and contemplated by the Purchase Agreement) pursuant to Section 7(m) of the Subscription Agreement; and

WHEREAS, the parties hereto wish to set forth certain mutual agreements and understandings with respect to the Purchasers’ purchase of the Secured Notes and to provide for the Purchasers to be joined as parties to and/or beneficiaries of the Purchase Agreement and other agreements contemplated thereby.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. The Purchasers are concurrently herewith purchasing $20,000,000 in aggregate principal amount of Secured Notes, in accordance with and as contemplated by the terms of the Purchase Agreement.

2. The Company, the Group Companies and the Controlling Shareholders on the one hand, and the Purchasers on the other hand, do hereby acknowledge and agree that by purchasing the Secured Notes and entering into this Joinder Agreement, each Purchaser shall be, and hereby is, (a) entitled to all of the rights, privileges and benefits, and bound by all of the duties and obligations, of any purchaser of Secured Notes pursuant to the Purchase Agreement, (b) entitled to all of the rights, privileges and benefits, and bound by all of the duties and obligations, applicable to a holder of the Secured Notes pursuant to the Registration Rights Agreement, dated as of June 1, 2007 and entered into pursuant to the Purchase Agreement, and all references in the Registration Rights Agreement to the “Purchaser” shall be deemed to include the Purchasers as defined in this Joinder Agreement (provided that all obligations thereunder shall be several and not joint among the beneficiaries thereof), and (c) entitled to all of the rights, privileges and benefits, and bound by all of the duties and obligations, applicable to a holder of the Secured Notes pursuant to the Investor Rights Agreement, dated as of June 1, 2007 and entered into pursuant to the Purchase Agreement, provided, and the Company hereby acknowledges, that the rights (which are applicable to all holders of Secured Notes on a pro rata basis in accordance with their respective holdings thereof) set forth in Section 3 of the Investor Rights Agreement are in all respects subject to the existing rights of the Purchasers pursuant to Section 7(m) of the Subscription Agreement for so long as Convertible Notes remain outstanding.

3. The Company and Leng You-Bin hereby acknowledge and agree that the Purchasers, as holders of Secured Notes being issued pursuant to the Other Indenture (as such term is defined in the Indenture dated June 1, 2007 between the Company, the Guarantor (as defined therein) and The Bank of New York, as trustee (the “Citadel Indenture”)), are entitled to all rights, privileges and benefits granted to the Secured Parties under, and in accordance with, the Share Pledge Agreement dated as of June 1, 2007, by and among Leng You-Bin, the Company and the Collateral Agent, as named therein.

4. The Company hereby acknowledges and agrees that it will not issue, or take any action to cause the issuance of, any additional Secured Notes pursuant to Section 2.11 of the Citadel Indenture.

5. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Joinder Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the undersigned parties have executed this Joinder Agreement as of the date first above written.

“PURCHASERS”

“COMPANY”

AMERICAN DAIRY, INC.

By:	/s/ Leng You-Bin
Name: Leng You-Bin Title: Chief Executive Officer

“GROUP COMPANIES”

AMERICAN FLYING CRANE CORPORATION

By:	/s/ Leng You-Bin
Name: Leng You-Bin Title: Chief Executive Officer LANGFANG FEIHE DAIRY COMPANY LIMITED

By:	/s/ Leng You-Bin
Name: Leng You-Bin Title: Legal Representative

GANHAN FEIHE DAIRY COMPANY LIMITED

By:	/s/ Leng You-Bin
Name: Leng You-Bin Title: Legal Representative

SHANXI FEIHESANTAI BIOTECHNOLOGY SCIENTIFIC AND COMMERCIAL CO., LIMITED

By:	/s/ Leng You-Bin
Name: Leng You-Bin Title: Legal Representative

HEILONGJIANG FEIHE DAIRY CO., LIMITED

By:	/s/ Leng You-Bin
Name: Leng You-Bin Title: Legal Representative

BAIQUAN FEIHEI DAIRY CO., LIMITED

By:	/s/ Leng You-Bin
Name: Leng You-Bin Title: Legal Representative

BEIJING FEIHE BIOTECHNOLOGY SCIENTIFIC AND COMMERCIAL CO., LIMITED

By:	/s/ Leng You-Bin
Name: Leng You-Bin Title: Legal Representative

“CONTROLLING SHAREHOLDERS”

By:	/s/ Leng You-Bin
Leng You-Bin

/s/ Liu Hua
Liu Hua